ARTICLES OF ORGANIZATION

                                       OF

                   TRIGEN-CINERGY SOLUTIONS OF CINCINNATI LLC


         The undersigned, for the purpose of organizing a limited liability company under Chapter 1705 of the Ohio Revised Code, states the following:

         FIRST:            The name of said limited liability company shall be:
Trigen-Cinergy Solutions of Cincinnati LLC.

         SECOND:           This limited liability company shall exist until
dissolved according to law or by the terms of an applicable operating agreement.

         THIRD:            The address to which interested persons may direct
requests for copies of any operating agreement and any by-laws of this limited liability company is: 105 East Fourth Street, Suite 1003, Cincinnati, Ohio 45202.

         IN WITNESS WHEREOF, I have hereunto subscribed my name, as an authorized representative of the members of this limited liability company, this 28th day of July 1997.


Signed:  ________________________
         Rosemary E. Grieme, Esq.
         Authorized Representative

                          ORIGINAL APPOINTMENT OF AGENT
                         (for limited liability company)


The undersigned, acting as an authorized representative of the members of Trigen-Cinergy Solutions of Cincinnati LLC, hereby appoints C T Corporation System to be the agent upon whom any process, notice or demand required or permitted by statute to be served upon the limited liability company may be served. The complete address of the agent is:
 441 Vine Street, Cincinnati, Ohio 45202.


------------------------
Rosemary E. Grieme, Esq.
Authorized Representative


                            ACCEPTANCE OF APPOINTMENT

The undersigned, named herein as the statutory agent for Trigen-Cinergy Solutions of Cincinnati LLC, hereby acknowledges and accepts the appointment of agent for said limited liability company.

                                               C T CORPORATION SYSTEM, as
                                               statutory agent



                                              By:______________________
                                              Name:
                                              Title:

Date:  July 28, 1997